UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.     )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

GLOBALSTAR, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:

	(2)	Aggregate number of securities to which transaction applies:

	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

	(4)	Proposed maximum aggregate value of transaction:

	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.
☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:

	(2)	Form, Schedule or Registration Statement No.:

	(3)	Filing Party:

	(4)	Date Filed:

GLOBALSTAR, INC.

300 Holiday Square Blvd.
Covington, LA 70433

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To be Held May 22, 2018

Dear Stockholder:

It is my pleasure to invite you to attend the 2018 Annual Meeting of Stockholders of Globalstar, Inc. The meeting will be held at our headquarters at 300 Holiday Square Blvd., Covington, LA 70433 at 10 a.m. Central Time on May 22, 2018.  At the meeting, you will be asked to:

(1)	Elect William A. Hasler, James Monroe III and Kenneth M. Young as our three Class C Directors;

(2)	Ratify the selection of Crowe Horwath LLP as our independent registered public accounting firm for the year ending December 31, 2018;

(3)	Consider any other matters that may properly be brought before the meeting.

We are pleased to take advantage of Securities and Exchange Commission rules that allow us to furnish our proxy materials via the Internet. As a result, we are sending our stockholders a Notice of Internet Availability of Proxy Materials instead of paper copies of this proxy statement and our 2017 Annual Report. The Notice contains instructions on how to access and review those documents using the Internet. The Notice also instructs you on how to submit your proxy using the Internet or by phone. If you would like to receive a printed copy of our proxy materials, you should follow the instructions for requesting them included in the Notice.

Your vote is important.  To ensure that your shares are voted at the meeting, we encourage you to act promptly.

We look forward to seeing you at the meeting.

Sincerely,
James Monroe III
Chairman of the Board and Chief Executive Officer

Covington, Louisiana
April 5, 2018

Important Notice Regarding the Availability of Proxy Materials for the
Stockholder Meeting to Be Held on May 22, 2018
The proxy statement and annual report are available at www.globalstar.com.

PROXY STATEMENT

GLOBALSTAR, INC.
Annual Meeting of Stockholders
May 22, 2018

 INFORMATION ABOUT THE MEETING, VOTING AND ATTENDANCE
We are providing you with this proxy statement and the related form of proxy because our Board of Directors (the “Board”) is soliciting your proxy to vote your stock at our 2018 Annual Meeting of Stockholders (the “Annual Meeting”).  At the Annual Meeting, stockholders will be asked to elect three Class C Directors; ratify the selection of Crowe Horwath LLP as our independent registered public accounting firm; and consider any other matters that may properly be brought before the meeting.  You are invited to attend the Annual Meeting, where you may vote your stock in person.  However, whether or not you attend the Annual Meeting, you may vote by proxy as described on the next page.
Similar to previous years, we are furnishing our proxy materials via the Internet. We expect to begin mailing the notice card on or about April 5, 2018 to stockholders of record at the close of business on March 26, 2018 (the “Record Date”).
Who Can Vote
Only holders of our voting common stock at the close of business on the Record Date are entitled to vote at the Annual Meeting.  On the Record Date, there were 1,263,114,334 shares of voting common stock outstanding and entitled to vote.  Each share of voting common stock that you owned as of the Record Date entitles you to one vote on each matter to be voted at the Annual Meeting.
In accordance with the rules of the Securities and Exchange Commission (“SEC”), instead of mailing a printed copy of our proxy materials to each stockholder of record, we intend to furnish our proxy materials, including this proxy statement and our 2017 annual report to stockholders, by providing access to these documents on the Internet. Generally, stockholders will not receive printed copies of the proxy materials unless they request them.
We have mailed a Notice of Annual Meeting of Stockholders and Internet Availability of Proxy Materials (“Notice”) to registered stockholders. The Notice provides instructions to registered stockholders for accessing our proxy materials and for voting their shares of common stock on the Internet. If you are a registered stockholder and prefer to receive a paper or email copy of our proxy materials, you should follow the instructions provided in the Notice for requesting those materials.
Stockholders of record can vote before or at the Annual Meeting in any one of the four ways described below. When you vote on the Internet or by telephone or proxy card, you are authorizing the persons named on the proxy form (the management proxies) to vote your shares in the manner you direct.

•	By Internet – You may vote on the Internet at www.proxyvote.com. The Notice sent to you describes how to do this.

•
By Telephone – You can vote by telephone only if you request and receive a paper copy of the proxy materials and proxy card. The Notice describes how to do this; you must make your request for materials by May 8, 2018.

•
By Mail – You can vote by mail only if you request and receive a paper copy of the proxy materials and proxy card. The Notice provides instructions on how to do this; you must make your request for materials by May 8, 2018. You then vote by completing, signing, dating, and timely returning a proxy card.

•	In Person – You may come to the Annual Meeting and cast your vote there.
For beneficial stockholders (with shares held in street name), the Notice, which has been forwarded to you by your broker, bank or other holder of record (nominee), directs you to the Internet site where you will find our proxy materials. Your nominee has also provided instructions on how you may request a paper or email copy of our proxy materials and how you may provide voting instructions to your nominee. Beneficial owners are also invited to attend the Annual Meeting. However, since you are not the stockholder of record, you may not vote your shares in person at the Annual Meeting unless you follow your broker's procedures for obtaining legal proxy.

Voting Authority of Management Proxies
 Whether you hold your shares of record or in street name, your proxy vote authorizes the management proxies to vote as directed by you. If you are a stockholder of record and you send in a properly executed proxy card without specific voting instructions, your shares of common stock represented by the proxy will be voted as recommended by the Board, namely:

1.	FOR the election of the three nominees for Class C director named in this proxy statement; and

2.	FOR the ratification of the appointment of Crowe Horwath LLP as our independent registered public accounting firm.
Our Chairman and controlling stockholder, Mr. James Monroe III, has informed us that he intends to vote, on behalf of himself and the entities he controls, in favor of the two proposals. This vote assures approval of the proposals in accordance with the Board’s recommendations.
Other Business — We are not aware of any other matter that is expected to be acted on at the Annual Meeting.
Effect of Not Casting Your Vote
If you are a stockholder of record no votes will be cast on your behalf on any of the items of business at the Annual Meeting unless you submit a proxy or vote at the meeting.
If you hold shares in street name, you must give instructions to your nominee on how you would like your shares to be voted. If you do not provide any instructions, your nominee can vote your shares only on “routine” items, such as the ratification of the appointment of our independent registered public accounting firm. The election of directors is not considered a “routine” item. Thus, if a nominee holds your shares and you do not instruct the nominee how to vote in the election of directors, your shares will not be voted on your behalf.
How to Change or Revoke Your Proxy Vote
 Shares Held of Record — If you give Internet or telephonic voting instructions or send in a proxy card and later want to change or revoke your vote, you may do so at any time provided that your instructions are received before voting closes for the method you select or if you vote at the meeting.  You may change or revoke your vote in any of the following ways:

•	by giving new voting instructions on the Internet or by telephone, or by mailing new voting instructions to us on a proxy card with a later date;

•	by notifying our Corporate Secretary in writing (at the mailing address listed on page 25) that you have revoked your proxy; or

•	by voting in person at the Annual Meeting.
Shares Held in “Street Name” — You should follow the instructions given to you by your broker or nominee on how to change or revoke your vote.
 You may use any of these methods to change your vote, regardless of the method previously used to submit your vote.  The inspector of election for the meeting will count only the most recent vote received before the deadlines set forth in the voting instructions.
 How to Vote Shares in Our Employee Benefit Plans
 If you hold common stock in our Employee Stock Purchase Plan (“ESPP”), you cannot vote your shares directly. The trustee for the ESPP will vote the shares held in the plan. You will receive a voting instruction card from the trustee, which will provide voting instructions. If you provide voting instructions, the trustee will vote your shares in the ESPP as you direct. If you do not provide voting instructions, your shares in the ESPP will not be voted.
Holders of stock options or unvested restricted stock units issued under our Equity Incentive Plan cannot vote the shares issuable upon exercise or vesting until those shares are issued.

Quorum Requirement
A quorum of stockholders is necessary to hold a valid meeting. A quorum will exist if holders of a majority (631,557,168) of the shares of common stock entitled to vote at the meeting are present in person or by proxy.  Abstentions, broker non-votes and votes withheld from director nominees count as shares of common stock present at the meeting for purposes of establishing a quorum.
Method and Cost of Soliciting Proxies
We have asked banks, brokers and other financial institutions, nominees and fiduciaries to forward our proxy material to beneficial owners and to obtain authority to execute proxies on their behalf, and we will reimburse them for their expenses in doing so.  Proxies also may be solicited by our management, without additional compensation, through the mail, in person, or by telephone or electronic means.
Admission to the Meeting
We reserve the right to limit admission to the Annual Meeting to our stockholders of record, persons holding valid proxies from our stockholders of record and beneficial owners of our common stock.  If your common stock is registered in your name, we may verify your ownership at the meeting in our list of stockholders as of the Record Date.  If your common stock is held through a broker or a bank, you should bring to the meeting proof of your beneficial ownership of the stock.  This documentation could consist of, for example, a bank or brokerage firm account statement that shows your ownership as of the Record Date or a letter from your bank or broker confirming your ownership as of the Record Date.
SECURITY OWNERSHIP OF PRINCIPAL STOCKHOLDERS AND MANAGEMENT
The following table shows (i) the number of shares of common stock beneficially owned as of the Record Date by each director and nominee for director, by each current executive officer, and by all directors, nominees and current executive officers as a group and (ii) all the persons who were known to be beneficial owners of five percent or more of our voting common stock, our only voting securities, on March 26, 2018 based upon 1,263,114,334 shares of voting common stock outstanding as of that date. Holders of our voting common stock are entitled to one vote per share.

	Amount and Nature of
	Beneficial Ownership
	Common Stock
		Percent
Name of Beneficial Owner (1)	Shares	of Class
James Monroe III (2) FL Investment Holdings, LLC Thermo Funding II LLC Globalstar Satellite, L.P.	671,012,217	53.12%
Mudrick Capital Management, L.P. (3) Jason Mudrick	73,917,390	5.85%
James F. Lynch (4) Thermo Investments II LLC	13,101,136	1.04%
J. Patrick McIntyre (5)	997,983	*
William A. Hasler (6)	810,000	*
John M. R. Kneuer (7)	762,167	*
Richard S. Roberts (8)	750,800	*
Kenneth M. Young (9)	163,889	*
David B. Kagan (10)	1,055,114	*
L. Barbee Ponder (11)	747,527	*
Rebecca S. Clary (12)	617,744	*
All directors and current executive officers as a group (10 persons) (1)(2)(4)(5)(6)(7)(8)(9)(10)(11)(12)(13)	690,018,577	54.43%

*Less than 1% of outstanding shares.

1
“Beneficial ownership” is a technical term broadly defined by the SEC to mean more than ownership in the usual sense. Stock is “beneficially owned” if a person has or shares the power (a) to vote or direct its vote or (b) to sell or direct its sale, even if the person has no financial interest in the stock. Also, stock that a person has the right to acquire, such as through the exercise of options or warrants or the conversion of notes, within 60 days of the Record Date is considered to be “beneficially owned.” These shares are deemed to be outstanding and beneficially owned by the person holding the derivative security for the purpose of computing the percentage ownership of that person, but they are not treated as outstanding for the purpose of computing the percentage ownership of any other person. Unless otherwise noted, each person has full voting and investment power over the stock listed.

2
The address of Mr. Monroe, FL Investment Holdings, LLC, Thermo Funding II LLC and Globalstar Satellite, L.P. is 1735 Nineteenth Street, Denver, CO 80202.  This number includes 640,750 shares held by FL Investment Holdings, LLC, 669,552,909 shares held by Thermo Funding II LLC, and 618,558 shares held by Globalstar Satellite, L.P. Under SEC rules, as noted in footnote 1, Mr. Monroe also beneficially owns 200,000 shares issuable pursuant to vested options.  Mr. Monroe controls, either directly or indirectly, each of Globalstar Satellite, L.P., FL Investment Holdings, LLC and Thermo Funding II LLC and, therefore, is deemed the beneficial owner of the common stock held by these entities.

3
Based on information provided by Mudrick Capital Management, L.P. in Schedule 13G/A filed February 14, 2018. The address of Mudrick Capital Management, L.P. and Jason Mudrick is 527 Madison Avenue, 6th Floor, New York, NY 10022. Mudrick Capital Management and Mr. Mudrick reported shared voting and dispositive power over 73,917,390 shares.

4	Includes 700,000 shares of common stock that he may acquire upon the exercise of currently exercisable stock options and 12,371,136 shares held by Thermo Investments II LLC.
5	Includes 900,000 shares of common stock that he may acquire upon the exercise of currently exercisable stock options.
6	Includes 800,000 shares of common stock that he may acquire upon the exercise of currently exercisable stock options.
7	Includes 681,667 shares of common stock that he may acquire upon the exercise of currently exercisable stock options.
8	Includes 700,000 shares of common stock that he may acquire upon the exercise of currently exercisable stock options.
9	Includes 163,889 shares of common stock that he may acquire upon the exercise of currently exercisable stock options.
10	Includes 167,667 shares of common stock that he may acquire upon the exercise of currently exercisable stock options.
11	Includes 130,000 shares of common stock that he may acquire upon the exercise of currently exercisable stock options.
12	Includes 235,000 shares of common stock that she may acquire upon the exercise of currently exercisable stock options.
13
Includes 4,677,233 shares of common stock that may be acquired upon the exercise of currently exercisable stock options. Excludes options to purchase shares of common stock that become exercisable more than 60 days after the Record Date.

Section 16(a) Beneficial Ownership Reporting Compliance
Section 16(a) of the Securities Exchange Act of 1934 requires our executive officers and directors and persons who own more than 10% of any class of our equity securities to file forms with the SEC reporting their ownership and any changes in their ownership of those securities.  These persons also must provide us with copies of these forms when filed.  Based on a review of copies of those forms, our records, and written representations from our directors and executive officers that no other reports were required, we believe that all Section 16(a) filing requirements were complied with during and for 2017 except for one Form 4 for Mr. Monroe.

DISCUSSION OF PROPOSALS TO BE VOTED ON
PROPOSAL 1:  ELECTION OF DIRECTORS
Our bylaws provide for a Board of, and the Board currently consists of, seven members. Our Board is divided into three classes, with staggered three-year terms.  Each of Class A and B consists of two directors; Class C consists of three directors.  The terms of the directors of each class expire at the annual meetings of stockholders to be held in 2018 (Class C), 2019 (Class A) and 2020 (Class B).  At each annual meeting of stockholders, one class of directors will be elected for a term of three years to succeed the directors whose terms are expiring.  The current Directors are: Class A – J. Patrick McIntyre and Richard S. Roberts; Class B – John M. R. Kneuer and James F. Lynch; and Class C – William A. Hasler, James Monroe III and Kenneth M. Young.
Upon recommendation of the Nominating and Governance Committee, the Board has nominated William A. Hasler, James Monroe III and Kenneth M. Young for election as Class C Directors at the Annual Meeting. The nominations rest, in part, on each nominee’s diverse business experience, qualifications, skills and attributes described below. Each of these nominees has consented to being named in this proxy statement and has agreed to serve if elected.  If you elect them, they will hold office until the annual meeting to be held in 2021 or until their successors have been elected and qualified.  The Board is not aware of any reason why any nominee would be unable to serve as a director if elected. If prior to the Annual Meeting either nominee should become unable to serve as a director, the management proxies may vote for another nominee proposed by the Board, although proxies may not be voted for more than two nominees.  If any director resigns, dies or is otherwise unable to serve out his term, or if the Board increases the number of directors, the Board may fill the vacancy for the balance of that director’s term.  Under our Bylaws, only the Board may fill vacancies on the Board.

Information about Nominees for Director
The nominees for election as Class C Directors are as follows:
Class C

Name, Age, and	Current Committee
Tenure As Director	Memberships	Current Occupation and Employment Background
William A. Hasler Age 76 Director since July 2009 Term Expires in 2018	Audit (Chair)
Mr. Hasler served from 1984 to July 1991 as Vice Chairman of KPMG Peat Marwick, an international public accounting firm, from July 1991 to July 1998 as Dean of the Haas School of Business, University of California, Berkeley, and from July 1998 to July 2004 as Co-Chief Executive Officer of Aphton Corp., a biotechnology firm.  He is a Certified Public Accountant. Mr. Hasler currently serves as a director of Ataraxis Biosciences and Rubicon Ltd., and during the past five years has served as a director of Aviat Networks, DiTech Networks Corp., Mission West Properties, the Schwab Funds, Selectron Corp., and Tousa Inc.
Mr. Hasler has an extensive financial background and financial reporting expertise.  Due to his financial leadership roles on other public company boards, he is well-suited to be both one of our directors and Chair of our Audit Committee.

James Monroe III Age 63 Director since December 2003 Term Expires in 2018	Compensation (Chair)
Mr. Monroe has served in an executive capacity as our Chairman of the Board since April 2004.  He was our Chief Executive Officer from January 2005 until July 2009 and reassumed that position in July 2011.  Since 1984, Mr. Monroe has been the majority owner of a diverse group of privately owned businesses that have operated in the fields of telecommunications, real estate, power generation, industrial equipment distribution, financial services and leasing services that are sometimes referred to collectively in this proxy statement as “Thermo.”  Mr. Monroe controls, directly or indirectly, FL Investment Holdings, LLC, Globalstar Satellite, L.P. and Thermo Funding II LLC.
In addition to being our primary financial sponsor, Mr. Monroe brings his long-term experience in investment, financing and the telecommunications industry to the Board.

Kenneth M. Young Age 54 Director since November 2015 Term Expires in 2018	Nominating and Governance
Mr. Young has, since October 2016, served as Chief Executive Officer of B. Riley Principal Investments. From 2008 to 2016, Mr. Young served as President and Chief Executive Officer of Lightbridge Communications Corporation and LCC International, Inc. ("LCC"), the largest independent wireless engineering services and network management company in the world. Prior to his role as President and CEO at LCC, Mr. Young was Chief Operating Officer and Chief Marketing Officer from 2006 to 2008. Mr. Young has over 27 years of experience in the telecommunications industry and has proven executive, operational, strategic and financial expertise. Mr. Young’s relationships are at the highest level within North American and international cable and wireless companies and he has also led the development of an international consumer wireless application company, developed international consumer and B2B brand strategies, created a Fortune 500 enterprise sales operation, as well as leading a unique program designed to create and market consumer and B2B products using SBC, BellSouth and Cingular Wireless assets and resources.

Mr. Young brings extensive experience to the Board with a demonstrated track record in the global telecommunications industry.

Information about Continuing Directors
Class A

Name, Age, and	Current Committee
Tenure As Director	Memberships	Current Occupation and Employment Background
J. Patrick McIntyre Age 62 Director since May 2007 Term Expires in 2019	Audit; Compensation; Nominating and Governance
Mr. McIntyre has, since May 2009, served as Chairman and Chief Executive Officer of ET Water, an IoT company in the commercial irrigation market, and since February 2009 has served as Chairman of Big Fish America, LLC, a private investment company that owns Northland Fishing Tackle. From January 2007 to March 2009, Mr. McIntyre was President and Chief Operating Officer of Lauridsen Group Incorporated, a privately owned holding company that owns and operates numerous businesses involved in the global development, manufacturing and selling of functional proteins.  From June 2003 until December 2006, he was Chief Executive Officer of Pure Fishing, a global producer of sport fishing equipment, and he was Worldwide Managing Director of Pure Fishing from February 1996 until his promotion to Chief Executive Officer.
Mr. McIntyre’s extensive experience in consumer products and global business development provides important insight in the launch and expansion of our products and services.

Richard S. Roberts Age 72 Director since April 2004 Term Expires in 2019	Nominating and Governance (Chair)
Mr. Roberts has served as our Corporate Secretary since April 2004 and as Vice President and General Counsel of Thermo Development Inc., the management company of many Thermo businesses, since June 2002.  Prior to his employment with Thermo, Mr. Roberts was a partner of Taft Stettinius & Hollister LLP for over 20 years.  Mr. Roberts is a limited partner of Globalstar Satellite, L.P.
Mr. Roberts brings to the Board his broad understanding of legal and regulatory issues and corporate governance, based on over 40 years of experience.

Class B

Name, Age, and	Current Committee
Tenure As Director	Memberships	Current Occupation and Employment Background
John M. R. Kneuer Age 49 Director since February 2011 Term Expires in 2020	Audit; Compensation
Mr. Kneuer is currently President of JKC Consulting. From October 2003 to November 2007, Mr. Kneuer served first as the Deputy Assistant Secretary, and then as the Assistant Secretary of Commerce for Communications and Information. As Assistant Secretary, Mr.  Kneuer was the principal advisor to the President of the United States on telecommunications policy and the Administrator of the National Telecommunications and Information Administration.
Mr. Kneuer provides the Board with strong knowledge and insight into telecommunications regulation in the United States and abroad.

James F. Lynch Age 60 Director since December 2003 Term Expires in 2020
Mr. Lynch has been Managing Partner of Thermo Capital Partners, L.L.C., a private equity investment firm, since October 2001.  Mr. Lynch also serves as Executive Chairman of Fiberlight, LLC, a facilities-based provider of metropolitan fiber-optic network infrastructure and high-bandwidth connectivity solutions and served as CEO from 2015 through 2017.  Mr. Lynch served as Chairman of Xspedius Communications, LLC, a competitive local telephone exchange carrier, from January 2005 until its acquisition by Time Warner Telecom in October 2006 and as Chief Executive Officer of Xspedius from August 2005 to March 2006.  Prior to joining Thermo, Mr. Lynch was a Managing Director at Bear Stearns & Co.  Mr. Lynch is a limited partner of Globalstar Satellite, L.P.
Mr. Lynch brings extensive financial management experience, especially in the telecom industry, to the Board.

Vote Required to Elect Directors
The three nominees who receive the highest number of votes cast (a plurality) will be elected as directors.  There is no provision for cumulative voting in the election of directors.  If you do not vote for a particular nominee, or if you indicate “against” to vote for a particular nominee, your vote will not count “for” the nominee.  “Abstentions” and “broker non-votes” will not count as a vote cast with respect to that nominee’s election.  However, as described earlier in this proxy statement, in these cases your vote will be counted for purposes of determining the existence of a quorum.
Board Recommendation
The Board recommends that stockholders vote FOR the election of the three Class C director nominees.
PROPOSAL 2:  RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The Board desires to obtain from the stockholders an indication of their approval or disapproval of the appointment by the Audit Committee of Crowe Horwath LLP as our independent registered public accounting firm for 2018.
Crowe Horwath has served as our independent registered public accounting firm beginning with the audit of the year ended December 31, 2005. We have been informed that neither Crowe Horwath nor any of its partners has any direct financial interest or any material indirect financial interest in Globalstar and during the past three years has not had any connection therewith in the capacity of promoter, underwriter, director, officer or employee.
One or more representatives of Crowe Horwath will be present, either in person or by telephone, at the meeting, will have an opportunity to make a statement if they desire and will be available to respond to appropriate questions.
If the resolution is defeated, the adverse vote will be considered a direction to the Audit Committee to select another independent registered public accounting firm for 2019. The appointment for the year 2018 will be permitted to stand unless the Audit Committee becomes aware of other reasons for changing independent registered public accounting firms other than at the end of a fiscal year.
Vote Required to Ratify the Appointment of Crowe Horwath
The affirmative vote of the holders of a majority of the shares of common stock represented, in person or by proxy, and entitled to vote at the meeting is required to ratify the appointment of Crowe Horwath.
Board Recommendation
The Board recommends that stockholders vote FOR ratification of the appointment of Crowe Horwath as our independent registered public accounting firm for the year ending December 31, 2018.
INFORMATION ABOUT THE BOARD AND ITS COMMITTEES
Board Governance, Meetings and Attendance at Meetings
Our Board has three standing committees: Audit, Compensation, and Nominating and Governance.  The Board has adopted a charter for each standing committee. The Board has also maintained, since 2012, a Committee of Independent Directors that has full and exclusive authority to act with respect to all matters that involve transactions between the Company and Mr. Monroe or any of his affiliates, or any other matters as directed by the Board.
We have a Code of Conduct that is applicable to all employees, including executive officers, as well as to directors to the extent relevant to their service as directors. The committee charters and Code of Conduct are available on our website at www.globalstar.com/corporate/investors on the page “Governance.”  You may request a copy of any of these documents to be mailed to you as described on page 25 of this proxy statement. We will post any amendments to, or waivers from, the Code of Conduct that apply to our principal executive and financial officers on our website. At the date of this proxy statement, no such waivers have been requested or granted.
The Thermo companies listed under Security Ownership of Principal Stockholders and Management hold stock representing a majority of our voting power.  As a result, we are a “controlled company” for purposes of the NYSE American rules and are not required to have a majority of independent directors on the Board or to comply with the requirements for compensation and nominating/governance committees.  However, we are subject to all other NYSE American corporate governance requirements, including the rule requiring that the audit committee be composed entirely of independent directors.
The Board has determined that Messrs. Hasler, Kneuer, McIntyre and Young are independent directors as defined in Rule 10A-3 under the Securities Exchange Act of 1934 and in the NYSE American rules.  This determination was based on the absence of any relationship known to the Board between Messrs. Hasler, Kneuer, McIntyre or Young and us (other than as a director and stockholder), and on the Board’s conclusion that the relationship described below does not affect the independence of any of them as a Director.
Messrs. Hasler and McIntyre are directors of ET Water, a privately held company of which Mr. McIntyre is the Chairman and Chief Executive Officer.
During 2017, the Board held seven meetings and took action by unanimous written consent seven times.  Each director serving on the Board in 2017 attended at least 75% of the meetings of the Board and of each committee on which he served.
We do not have a specific policy regarding director attendance at the Annual Meeting. Mr. Roberts attended the 2017 Annual Meeting.
Leadership Structure
Mr. Monroe has dually served as our Chairman and Chief Executive Officer since our initial public offering in November 2006, with the exception of July 2009 through July 2011. During this two year period, the Board, with input from Mr. Monroe, changed our leadership structure with the appointment of a Chief Executive Officer, resulting in split positions for the Chief Executive Officer and Chairman of the Board. Our President and Chief Operating Officer augments the executive team and assists Mr. Monroe in his leadership responsibilities.

Board’s Role in Risk Oversight
The Board has determined that the role of risk oversight will remain with the full Board rather than having responsibility delegated to a specific committee, although the Audit Committee continues to focus on accounting and financial risks.  Our executive officers evaluate and manage day-to-day risks and report regularly to the Board on these matters.
Audit Committee
The current members of the Audit Committee are Messrs. Hasler, Kneuer and McIntyre.  Mr. Hasler serves as Chairman, and the Board has determined that he is an “audit committee financial expert” as defined by SEC rules.
The principal functions of the Audit Committee, which are reflected in the committee's charter, include:

•	appointing and replacing our independent registered public accounting firm;

•	approving all fees and all audit and non-audit services of the independent registered public accounting firm;

•	annually reviewing the independence of the independent registered public accounting firm;

•	assessing annual audit results;

•	periodically reassessing the effectiveness of the independent registered public accounting firm;

•	reviewing our financial and accounting policies and our annual and quarterly financial statements;

•	reviewing the adequacy and effectiveness of our internal accounting controls and monitoring progress for compliance with Section 404 of the Sarbanes-Oxley Act;

•	overseeing our programs for compliance with laws, regulations and company policies;

•	approving all related person transactions not otherwise delegated to the Committee of Independent Directors;

•	considering any requests for waivers from our Code of Conduct for senior executive and financial officers (which waivers would be subject to Board approval); and

•	in connection with the foregoing, meeting with our independent registered public accounting firm and financial management.
During 2017, the Audit Committee held four meetings and took action by unanimous written consent one time.
The Audit Committee has furnished the following report for inclusion in this proxy statement.
Audit Committee Report for 2017
In addition to other activities, the Audit Committee:

•	reviewed and discussed with management the Company’s audited financial statements for 2017;

•
discussed with Crowe Horwath LLP, the Company’s independent registered public accounting firm, the matters required to be discussed by accounting and PCAOB standards, including significant accounting policies, management’s judgments and accounting estimates, and Crowe Horwath’s judgments about the quality of the Company’s accounting principles as applied in its financial reporting; and

•
received the written disclosures and the letter from Crowe Horwath required by the applicable requirements of the PCAOB regarding the independent accountant’s communications with the Audit Committee concerning the accountant’s independence from the Company and its subsidiaries, and discussed with Crowe Horwath their independence.

Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements for the year ended December 31, 2017 be included in the Company’s Annual Report on Form 10-K for filing with the Securities and Exchange Commission.

April 5, 2018	William A. Hasler, Chair
John M. R. Kneuer
J. Patrick McIntyre

Compensation Committee
The current members of the Compensation Committee are Messrs. Monroe, McIntyre and Kneuer. Mr. Monroe serves as Chairman.  The principal functions of the Compensation Committee include:

•	reviewing and approving corporate goals and objectives relevant to the compensation of our executive officers in light of business strategies and objectives;

•	reviewing and recommending to the Board compensation for our chief executive officer and other executive officers; and

•
administering our incentive compensation plans, including the 2006 Equity Incentive Plan, and, in this capacity, approving or recommending to the Board all grants or awards to our directors, executive officers and other eligible participants under these plans.

As indicated above, the Compensation Committee is responsible for approving or recommending to the Board the compensation of each of our executive officers.  (Director compensation is established by the Board, based upon recommendations of the Chief Executive Officer.)  The Compensation Committee may delegate tasks to a subcommittee for any purpose and with such power and authority as the Compensation Committee deems appropriate from time to time. Currently, it has delegated to Mr. Monroe the review of corporate goals, objectives and compensation related to executive officers other than himself.  The Committee has also designated Mr. Monroe and Mr. Roberts to act as officer-administrators by approving actions on behalf of the Committee to implement existing compensation awards under the Company's Equity Incentive Plan.  Only the Compensation Committee or the Board may grant awards under this Plan to executive officers and directors, or make decisions regarding these awards.
Mr. Monroe makes decisions on all components of compensation for all employees of vice president level and below and reviews manager level employees and below for bonus and equity awards based upon input from executive officers in charge of each business unit.  Mr. Monroe does not receive a salary from us and, notwithstanding his position as Chairman and Chief Executive Officer, generally does not participate in any of our incentive compensation plans.
The Compensation Committee meets in person as often as it determines necessary to discharge its responsibilities.  The Committee may hold follow-up conference calls and act by written consent between its meetings.  In 2017, the Compensation Committee held one meeting and acted one time by unanimous written consent.  Unless a later date is specified, the date of grant of any award made by unanimous written consent is the date on which the last consent is received by our Corporate Secretary.
Under its charter, the Committee has the authority to retain and terminate a compensation consultant, but has not retained one.
The Compensation Committee has furnished the following report for inclusion in this proxy statement.
Compensation Committee Report for 2017
The undersigned comprise the members of the Compensation Committee of the Company’s Board of Directors.
The Committee has reviewed and discussed the Compensation Discussion and Analysis presented below with the Company’s management.  Based upon that review and those discussions, the Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement.

April 5, 2018	James Monroe III, Chair
John M. R. Kneuer
J. Patrick McIntyre

 Nominating and Governance Committee
During 2017, the members of the Nominating and Governance Committee were Messrs. Roberts, Young and McIntyre. Mr. Roberts serves as Chairman.  The principal functions of the Nominating and Governance Committee include:

•	identifying and recommending to the Board qualified candidates to fill vacancies on the Board;
•	recommending to the Board candidates to be nominated for election as directors at annual meetings of stockholders;
•	considering stockholder suggestions for nominees for director;
•	making recommendations to the Board regarding corporate governance matters and practices;
•	reviewing and making recommendations to the Board regarding director compensation; and
•	reviewing public policy matters of importance to our stockholders, including oversight of our corporate responsibility program.
 The Nominating and Governance Committee did not meet in 2017; however, it took action by written consent two times during the year. We do not currently employ an executive search firm, or pay a fee to any other third party, to locate or evaluate qualified candidates for director positions.  The Board and the Nominating and Governance Committee believe that the minimum qualifications (whether a candidate is recommended by a stockholder, management or the Board) for serving as a director are that a nominee demonstrate, by significant accomplishment in his or her field, an ability to make a meaningful contribution to the Board’s oversight of our business and have an impeccable record and reputation for honest and ethical conduct in both his or her professional and personal activities. The Board has not adopted a policy with regard to board diversity.
Because Mr. Monroe controls the election of all directors, the Board has not established formal procedures for stockholders to submit director recommendations; however, such recommendations may be sent by US Postal Service mail to the Nominating and Governance Committee, c/o Corporate Secretary, 1095 Nimitzview Drive, Suite 201A, Cincinnati, Ohio 45230, or by e-mail to corporate.secretary@globalstar.com, and should be sent by not later than December 31 of the year before the year in which the director candidate is recommended for election.  If we were to receive such a recommendation of a candidate from a stockholder, the Nominating and Governance Committee would consider the recommendation in the same manner as all other candidates.  In considering candidates submitted by stockholders, the Nominating and Governance Committee will take into consideration the needs of the Board and the qualifications of the candidate.  We did not receive any recommendations of candidates from stockholders during 2017.
Communicating with the Board of Directors or with Individual Directors
The Board has adopted a process for our stockholders to send communications to the Board or any management or non-management director.  Correspondence should be addressed to the Board or any individual director(s) or group or committee of directors either by name or title.  All correspondence of this nature should be sent c/o Corporate Secretary to us by US Postal Service mail at 1095 Nimitzview Drive, Suite 201A, Cincinnati, Ohio 45230.
All communications received as set forth in the preceding paragraph will be opened by the office of the Secretary for the sole purpose of determining whether the contents represent a message to the directors.  Any contents that are not in the nature of promotion of a product or service, advertising, or patently offensive will be forwarded promptly to the addressee(s), but any communication also will be available to any director who requests it.

COMPENSATION OF DIRECTORS
Our directors did not receive cash or stock-based compensation during 2017, other than Mr. Kneuer in connection with his service as part of the Board of Directors' oversight responsibility with respect to the Company's petition to the Federal Communications Commission to use its licensed MSS spectrum to provide terrestrial wireless services.

Name	Fees Earned or Paid in Cash	Stock Awards ($)(1)	Option Awards ($)(1)	All Other Compensation ($)	Total ($)
James F. Lynch	—	—	—	—	—
J. Patrick McIntyre	—	—	—	—	—
William A. Hasler	—	—	—	—	—
Richard S. Roberts	—	—	—	—	—
John M. R. Kneuer	—	—	91,000	—	91,000
Kenneth M. Young	—	—	—	—	—
(1) Represents the aggregate grant date fair value computed consistent with FASB ASC Topic 718. For further discussion of our accounting policies for stock-based compensation and assumptions used in calculating the grant date fair value of stock-based compensation awards, see Note 14 to the Consolidated Financial Statements in our 2017 Annual Report on Form 10-K. The actual amount of compensation realized, if any, for option awards may differ from the amounts presented in the table. On February 27, 2017, we granted Mr. Kneuer options to purchase 100,000 shares of common stock with a grant date fair value of $0.91. These options vest in one-third increments beginning with the grant date through each anniversary of the grant date until February 2019.
EXECUTIVE OFFICERS
The current executive officers of the Company are James Monroe III, Chairman and Chief Executive Officer; Rebecca S. Clary, Vice President and Chief Financial Officer; L. Barbee Ponder IV, Vice President of Regulatory Affairs and General Counsel; David B. Kagan, President and Chief Operating Officer; and, Richard S. Roberts, Corporate Secretary. Information about Messrs. Monroe and Roberts is given above under “Proposal 1: Election of Directors: Information about Continuing Directors.”
Rebecca S. Clary, age 39, has been our Vice President and Chief Financial Officer since August 2014. She served as our Chief Accounting Officer from January 2013 to August 2014 and as Corporate Controller from June 2011 to January 2013. Prior to joining Globalstar, she was a manager with PricewaterhouseCoopers LLP in its U.S. Audit and Assurance Services Practice. Ms. Clary is a Certified Public Accountant.
L. Barbee Ponder IV, age 51, has been our General Counsel and Vice President of Regulatory Affairs since July 2010. He owned and operated a private company with timber, sand and gravel, and oil and gas interests from 2005 to July 2010. Mr. Ponder served in various Regulatory Counsel positions for BellSouth Corporation from 1996 to 2005.  Prior to joining BellSouth, Mr. Ponder practiced with the Jones Walker law firm in New Orleans, where he specialized in commercial litigation including class action defense.
David B. Kagan, age 56, served as our President and Chief Operating Officer from January 2016 through March 2017 and reassumed the position in December 2017. Mr. Kagan previously served as Chief Operating Officer of SpeedCast International Limited from March 2017 through November 2017, President of ITC Global LLC, a global satellite services company, from August 2014 through its sale to Panasonic in September 2015, and President and Chief Executive Officer of Globe Wireless LLC from June 2011 through its sale to Inmarsat in August 2014. He also served as Senior Vice President – Business Development of Spacenet, Inc. from March 2010 to June 2011.

COMPENSATION OF EXECUTIVE OFFICERS
Compensation Discussion and Analysis
The following Compensation Discussion and Analysis (CD&A) should be read in conjunction with the compensation tables beginning on page 17. Our named executive officers for 2017 were:

•	James Monroe III, Chief Executive Officer

•	Rebecca S. Clary, Vice President and Chief Financial Officer

•	L. Barbee Ponder IV, General Counsel and Vice President Regulatory Affairs

•	David Kagan, President and Chief Operating Officer (from January 2017 through March 2017 and upon reappointment in December 2017)
Overview
Our compensation program for executive officers is intended to:

•	provide each officer with a conservative base salary; and

•	create an incentive for retention and achievement of our long-term business goals using a sizable, multi-year stock or option bonus program.
The Compensation Committee is responsible for evaluating the performance of, and reviewing and approving all compensation paid to, our executive officers, including those executive officers named on the Summary Compensation Table (the “named executive officers”).  To preserve the exemption from short swing liability under Section 16(b) of the Securities Exchange Act of 1934, the Board approves equity awards to all executive officers (including the named executive officers) and directors.
Results of 2017 Say-on-Pay Vote
In 2017, we provided our stockholders with the opportunity to provide a non-binding advisory vote on executive compensation and the frequency with which stockholders will be provided an advisory vote on executive compensation. At our 2017 Annual Meeting, 99% of the stockholders who voted on the “say-on-pay” proposal approved the compensation of our named executive officers and 92% of the stockholders voted to approve the frequency with which stockholders will be provided an advisory vote on executive compensation voted for this approval to occur every three years. As a result, the next say-on-pay vote will occur at our 2020 Annual Meeting.
Compensation Philosophy
Our goal is to create performance-based compensation that motivates management to increase stockholder value. Our current Chairman and Chief Executive Officer receives no cash compensation. We compensate our other senior executive officers with a conservative base salary and incentivize them to remain with us through stock-based compensation and discretionary bonuses (which may be paid in cash or stock). The Compensation Committee has not independently reviewed peer group or other market data in setting base salaries or incentive compensation for senior executives. Because our compensation programs are limited, we do not have policies regarding the allocation of compensation between short and long-term or cash and non-cash.
We do not believe that our compensation policies or practices are reasonably likely to have a material effect on us, due in part to the structure of our compensation programs and risk mitigation provided by Board oversight of significant business decisions.
Elements of Compensation
The principal elements of our compensation for the named executive officers are base salary, discretionary bonus, and the opportunity to receive equity-based compensation pursuant to the Amended and Restated 2006 Equity Incentive Plan through time or incentive based awards under our annual bonus plan.
Base Salaries.  We have established base salaries according to each named executive officer’s position, responsibilities and performance.  All executive officers are at-will employees.
Stock Grants. In 2017, the Committee granted restricted stock awards of 40,000 shares to each of Ms. Clary and Mr. Ponder which vest over a three-year period and are designed to recognize performance and to encourage retention.

Mr. Ponder was also granted restricted stock awards of 80,000 shares to recognize his performance with respect to the Company's achievement of its first international terrestrial spectrum authority. Upon his re-appointment as Chief Operating Officer, Mr. Kagan was granted options to purchase 750,000 shares of common stock and restricted stock awards of 750,000 shares. Both of these awards have a graded vesting schedule whereby ten percent of the awards vest on the first anniversary of the grant date, fifteen percent vest on the second anniversary of the grant date, twenty-five percent vest on the third anniversary of the grant date and the remaining fifty percent vest on the fourth anniversary of the grant date; these equity awards are designed to recognize performance and encourage retention. Mr. Kagan was granted additional options to purchase 250,000 shares of common stock and restricted stock awards of 250,000 shares, both of which are contingent upon his achievement of performance milestones. Finally, in connection with his initial appointment in January 2016, Mr. Kagan received equity awards and upon his re-appointment in December 2017, certain of these awards continue to vest based on the original vesting schedules. Under the terms of Mr. Kagan's offers of employment in 2016 and 2017, certain equity grants may vest upon a change of control.
See the 2017 Grants of Plan-Based Awards table for additional information.
Bonus Plan. The Company has an annual bonus plan designed to reward designated key employees' (including the named executive officers) efforts to exceed the Company's financial performance goals for the designated calendar year. The bonus pool available for distribution is determined based on the Company's Adjusted EBITDA performance during that year. The bonus may be paid in cash or the Company's common stock, as determined by the Compensation Committee. The aggregate amount that could be distributed under the pool was $1.0 million if the Company's Adjusted EBITDA for the plan year was $28.0 million. For each 1% of Adjusted EBITDA above or below the plan year Adjusted EBITDA, adjustments are made to either increase or decrease the distribution. The Company's Adjusted EBITDA for plan year 2017 was $32.2 million, which resulted in a total bonus distribution of $1.2 million. Each participant's award is determined at the discretion of the Compensation Committee. The Company issued the shares in February 2018. Using the closing price of our common stock on the date of issuance, Ms. Clary, Mr. Ponder and Mr. Kagan received shares worth $80,000, $60,000, and $25,000, respectively. A similar plan is in place for 2018.
In the event the Company's financial statements are restated or otherwise adjusted, resulting in a reduction to Adjusted EBITDA, then participants who have received distributions under the bonus plan in excess of the amounts they would have been entitled to receive, shall be liable to repay such excess to the Company.
All Other Compensation. We contribute $0.50 for each $1.00 contributed to our 401(k) plan by all U.S. employees, up to 4% of the employee’s base salary. This contribution increased to up to 6% of the employee's base salary in 2018. We also provide limited perquisites to named executive officers consisting primarily of premiums for term life insurance policies.
We reimburse Thermo for third-party out-of-pocket expenses for transportation, lodging and meals incurred by Thermo employees, including Messrs. Monroe, Lynch and Roberts, in connection with their performing services for us. These reimbursements are reviewed and approved for payment by our Chief Financial Officer at least once a year.  During 2017, we incurred Thermo related expenses of approximately $49,000.
Deductibility of Compensation.  Section 162(m) of the Internal Revenue Code prohibits us from taking an income tax deduction for any compensation in excess of $1 million per year paid to certain covered employees. Prior law defined a covered employee as the chief executive officer and the three most-highly compensated executive officers. The Tax Cuts and Jobs Act (the "Act") revised the definition of a covered employee under Section 162(m) to include both the CEO and CFO along with the three most-highly compensated executive officers for the tax year. The Act repealed the exception for performance-based compensation under Section 162(m) of the Internal Revenue Code, which is not expected to have a material impact on the Company.

2017 Summary Compensation Table
The table below summarizes, for 2017, 2016 and 2015, the compensation of our current principal executive officer, principal financial officer and other executive officers required to be included under SEC rules (collectively referred to as the “named executive officers”). Information for 2015 is not provided for Mr. Kagan as he was not a Globalstar officer.

Name and Principal Position	Year	Salary ($)	Stock Awards ($)(1)	Option Awards ($)(1)	All Other Compensation ($)(2)	Total ($)
James Monroe III Chief Executive Officer	2017	—	—	—	—	—
	2016	—	—	—	—	—
	2015	—	—	—	—	—
Rebecca S. Clary Vice President and Chief Financial Officer	2017	241,354	132,400	—	4,561	378,315
	2016	228,900	359,300	—	4,499	592,699
	2015	211,327	54,350	—	4,002	269,679
L. Barbee Ponder IV General Counsel and Vice President of Regulatory Affairs	2017	243,495	241,200	—	4,760	489,455
	2016	223,907	1,457,300	—	4,675	1,685,882
	2015	341,269	65,601	—	4,476	411,346
David B. Kagan President and Chief Operating Officer	2017	91,605	1,045,000	540,000	1,891	1,678,496
	2016	279,808	133,600	192,000	5,128	610,536

(1)
Represents the aggregate grant date fair value computed consistent with FASB ASC Topic 718. For further discussion of our accounting policies for stock-based compensation and assumptions used in calculating the grant date fair value of stock-based compensation awards, see Note 14 to the Consolidated Financial Statements in our 2017 Annual Report on Form 10-K. The actual amount of compensation realized, if any, for option awards may differ from the amounts presented in the table. See 2017 Grants of Plan-Based Awards table for the terms of these awards.

During 2017, each of the named executive officers, excluding Mr. Monroe earned a bonus related to 2017 performance of Globalstar. As disclosed in the Compensation, Discussion and Analysis section above, this bonus was paid in the form of Globalstar stock and is included in the Stock Awards column above.

(2)	Consists of matching contributions to 401(k) Plan and life insurance premiums.

Equity Compensation
The following table sets forth certain information with respect to each equity award and award opportunity issued to the named executive officers during 2017.  See “Compensation, Discussion and Analysis — Elements of Compensation” for an explanation of the terms of these awards.
2017 Grants of Plan-Based Awards

Name	Grant Date	All Other Stock Awards: Number of Shares of Stock Or Units	All Other Option Awards: Number of Securities Underlying Options	Exercise or Base Price of Option Awards ($)	Grant Date Fair Value of Stock and Option Awards ($)
James Monroe III	—	—	—	—	—

Rebecca S. Clary	12/11/2017	40,000	—	—	52,400	(1)

L. Barbee Ponder IV	12/11/2017	40,000	—	—	52,400	(1)
	11/16/2017	80,000	—	—	128,800	(2)

David Kagan (5)	12/6/2017	—	750,000	1.36	540,000	(3)
	12/6/2017	750,000	—	—	1,020,000	(4)

(1)
Restricted Stock Award granted pursuant to our 2006 Equity Incentive Plan. The closing price of the Company's common stock on the date of the grant was $1.31. Awards vest over a three-year period from the grant date.

(2)
Restricted Stock Award granted pursuant to our 2006 Equity Incentive Plan. The closing price of the Company's common stock on the date of the grant was $1.61. Awards vested immediately on the grant date.

(3)
Stock Option granted pursuant to our 2006 Equity Incentive Plan. Represents the value of options granted as calculated in accordance with the provisions of FASB ASC Topic 718, using the Black-Scholes value at grant date of $0.72. Pursuant to the terms of the grant, options have a graded vesting schedule whereby ten percent of the awards vest on the first anniversary of the grant date, fifteen percent vest on the second anniversary of the grant date, twenty-five percent vest on the third anniversary of the grant date and the remaining fifty percent vest on the fourth anniversary of the grant date.

(4)
Restricted Stock Award granted pursuant to our 2006 Equity Incentive Plan. The Company's stock price on the date of the grant was $1.36. Pursuant to the terms of the grant, awards have a graded vesting schedule whereby ten percent of the awards vest on the first anniversary of the grant date, fifteen percent vest on the second anniversary of the grant date, twenty-five percent vest on the third anniversary of the grant date and the remaining fifty percent vest on the fourth anniversary of the grant date.

(5)
Excluded from the table above are options to purchase 250,000 shares of common stock and restricted stock awards of 250,000 shares, both of which are contingent upon Mr. Kagan's achievement of performance milestones. The grant date fair value of these awards will be determined on the date it is determined that achievement is probable.

Outstanding Equity Awards at 2017 Fiscal Year-End
The following table reports, on an award-by-award basis, each outstanding equity award held by the named executive officers on December 31, 2017. We generally do not permit executive officers to transfer awards prior to the vesting date, and no transfers were permitted during 2017.

	Option Awards					Stock Awards (1)
Name	Option Grant Date	Number of Securities Underlying Unexercised Options Exercisable	Number of Securities Underlying Unexercised Options Unexercisable (2)	Option Exercise Price ($)	Option Expiration Date	Stock Award Grant Date	Number of Shares or Units of Stock That Have Not Vested (2)	Market Value of Shares or Units of Stock That Have Not Vested ($)
James Monroe III	11/14/2008	200,000	—	0.38	11/14/2018

Rebecca S. Clary	10/12/2010	15,000	—	1.66	10/12/2020	12/11/2015	10,001	13,101
	10/3/2011	75,000	—	0.38	10/3/2021	5/16/2016	66,667	87,334
	11/8/2011	25,000	—	0.61	11/8/2021	12/9/2016	20,001	26,201
	12/13/2013	40,000	—	1.97	12/13/2023	12/11/2017	40,000	52,400
	8/27/2014	40,000	—	3.99	8/27/2024
	12/12/2014	40,000	—	2.58	12/12/2024

L. Barbee Ponder IV	7/13/2010	50,000	—	1.64	7/13/2020	12/11/2015	10,001	13,101
	12/13/2013	40,000	—	1.97	12/13/2023	5/16/2016	166,667	218,334
	12/12/2014	40,000	—	2.58	12/12/2024	12/9/2016	20,001	26,201
						12/11/2017	40,000	52,400

David Kagan	1/13/2016	166,667	83,333	1.21	1/13/2026	1/13/2016	10,000	13,100
	12/6/2017	—	750,000	1.36	12/6/2027	12/9/2016	20,001	26,201
						12/6/2017	750,000	982,500

(1)
Market value for shares of unvested restricted stock and unearned equity-based incentive plan holdings is equal to the product of the closing market price of the Company’s stock at December 31, 2017 of $1.31 and the number of unvested restricted shares or units of stock or the number of unearned equity-based incentive plan awards, as applicable.

(2)
Awards are granted pursuant to our 2006 Equity Incentive Plan and generally vest over a three-year period from the date of grant. Refer to table above "2017 Grants of Plan-Based Awards" for vesting terms of all options and stock awards granted during 2017.

2017 Option Exercises and Stock Vested
The following table sets forth certain information regarding stock awards that vested during 2017 for the named executive officers. Our named executive officers did not exercise any options during 2017.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting	Value Realized on Vesting ($)
James Monroe III	—	—	—	—

Rebecca S. Clary	—	—	42,701	58,500	(1)
	—	—	33,333	81,333	(2)
	—	—	34,000	68,340	(5)
	—	—	9,999	13,299	(7)
	—	—	10,000	13,100	(8)

L. Barbee Ponder IV	—	—	41,241	56,500	(1)
	—	—	83,333	203,333	(2)
	—	—	34,000	74,800	(3)
	—	—	250,000	510,000	(4)
	—	—	80,000	128,800	(6)
	—	—	9,999	13,299	(7)
	—	—	10,000	13,100	(8)

David Kagan	—	—	52,190	71,500	(1)
	—	—	9,999	13,299	(7)
	—	—	10,000	13,100	(9)

(1)
Full vesting of restricted stock award granted on February 28, 2017. This award represents the bonus earned in 2016 that was paid in the form of Globalstar common stock in 2017. Value realized upon vesting was based on a stock price of $1.37 on February 28, 2017.

(2)	Partial vesting of restricted stock award granted on May 16, 2016. Value realized upon vesting was based on a stock price of $2.44 on the vesting date of May 16, 2017.
(3)	Partial vesting of restricted stock award granted on June 16, 2014. Value realized upon vesting was based on a stock price of $2.20 on the vesting date of June 16, 2017.
(4)
Full vesting of restricted stock award granted on May 16, 2016. This award vested upon achievement of performance milestone related to modification of the Company's MSS license to use for terrestrial wireless services. Value realized upon vesting was based on a stock price of $2.04 on the vesting date of August 8, 2017.

(5)
Partial vesting of restricted stock award granted on August 27, 2014. Value realized upon vesting was based on a stock price of $2.01 on the trading prior to the vesting date of August 27, 2017 as the vesting date was not a trading day.

(6)
Full vesting of restricted stock award granted on November 16, 2017. This award vested upon achievement of performance milestone related to obtaining first international license for terrestrial wireless services. Value realized upon vesting was based on a stock price of $1.61 on the vesting date of November 16, 2017.

(7)
Partial vesting of restricted stock award granted on December 9, 2016. Value realized upon vesting was based on a stock price of $1.33 on the trading prior to the vesting date of December 9, 2017 as the vesting date was not a trading day.

(8)	Partial vesting of restricted stock award granted on December 11, 2015. Value realized upon vesting was based on a stock price of $1.31 on December 11, 2017.
(9)	Partial vesting of restricted stock award granted on January 13, 2016. Value realized upon vesting was based on a stock price of $1.31 on December 11, 2017.

Payments Upon Termination or Change In Control
Other than agreements with respect to compensation, we have not entered into employment agreements with our current executive officers, including the named executive officers.  Voluntary termination of employment or retirement would not result in any payments to the named executive officers beyond the amounts each would be entitled to receive under our retirement plan.  We pay life insurance premiums for all U.S.-based employees that will be paid (based on a multiple of salary) to the employee’s beneficiary upon death.
We also have a severance allowance applicable to all U.S.-based employees if an employee is terminated due to a reduction in workforce of ten or more positions and upon the employee’s execution of a release of claims.  Under this plan, the named executive officers would receive a lump sum payment equal to six to eight weeks' base salary.  Other severance, if any, is determined at the time of dismissal and is subject to negotiation.
Under our 2006 Equity Incentive Plan, if a participant dies, becomes disabled or is terminated for cause, unvested awards are forfeited.  For vested option awards, the participant or his survivor generally has 12 months to exercise.  If a participant is terminated for cause, all unexercised vested options also are forfeited.  If a change in control occurs, any unvested options or restricted shares outstanding would vest immediately.  A change in control occurs upon: (1) a person or group (other than us, an existing controlling stockholder, or a trustee for an employee benefit plan) acquiring beneficial ownership of 50% or more of the voting power in the election of directors; (2) upon merger or consolidation; (3) a sale of all or substantially all of our assets; or (4) the sale or exchange by the stockholders of more than 50% of our voting stock; provided however, that a change in control is not deemed to have occurred if the majority of the board of directors of the surviving company is comprised of our directors.  The Compensation Committee, in its discretion, also may take other actions to provide for the acceleration of the exercisability or vesting of other awards under the Plan prior to, upon or following a change in control.

The following table shows the amount of potential payments to the current named executive officers under the listed events, based on the assumption that the triggering event took place on December 31, 2017.

	Mr. Monroe	Ms. Clary		Mr. Ponder			Mr. Kagan
Death
Insurance proceeds	$-	$419,984		5	515,000		$700,000
Termination – Reduction in Workforce
Severance	$-	$32,306			$39,615		$40,385
Change in Control
Immediate Vesting of Unvested Restricted Stock Awards	$-	$179,036			$310,036		$1,021,801
Immediate Vesting of Unvested Stock Options	$-	$-	(1)		$-	(1)	$8,333

(1)	Values for each of Ms. Clary and Mr. Ponder reflected as $0 in the table above as these named executive officers do not have unvested stock options as of December 31, 2017.
EQUITY COMPENSATION PLAN INFORMATION
The following table provides information as of December 31, 2017 regarding the number of shares of Common Stock that may be issued under our equity compensation plans.

					Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a) Number of securities to be issued upon exercise of outstanding options, warrants and rights
			Weighted-average exercise price of outstanding options, warrants and rights

Plan category
Equity compensation plans approved by security holders	13,021,315	(1)	$1.41	(2)	13,653,277	(3)
Equity compensation plans not approved by security holders	—		—		—
Total	13,021,315	(1)	$1.41	(2)	13,653,277	(3)

(1)	Consists of unvested restricted stock awards, unvested restricted stock units and unexercised stock options.
(2)	Restricted stock awards and restricted stock units do not have an exercise price; therefore, this only reflects the weighted-average exercise price of stock options.
(3)	Consists of remaining shares of common stock available under the Amended and Restated 2006 Equity Incentive Plan at December 31, 2017. Also includes shares issuable under our ESPP.

2017 PAY RATIO
The Dodd-Frank Wall Street Reform and Consumer Protection Act (the "Dodd-Frank Act"), enacted in July 2010, requires that we disclose the ratio of annual total compensation of Mr. Monroe, our CEO, to the annual total compensation of the median employee of Globalstar.
For 2017, the total compensation for the median employee of Globalstar was $72,062. Mr. Monroe does not receive compensation from Globalstar and, as such, the ratio is undefined.
The median employee was identified by reviewing the total cash base salary for all Globalstar employees, including its consolidated subsidiaries, as of December 29, 2017, which is the last pay period for the 2017 fiscal year. As of this date, we employed 330 individuals in nine countries. Any salaries denominated in foreign currencies were translated to U.S. dollars at the corresponding exchange rate as of December 29, 2017. All of the Company's full-time and part-time employees were included in the calculation and adjustments were made to annualize cash compensation for any employees not employed by Globalstar for the entire year. Mr. Monroe was excluded from the calculation of median employee for purposes of this determination.
After identifying the median employee based on the criteria described above, the total compensation for this employee was calculated using the same methodology that was used in the 2017 Summary Compensation Table. Total compensation during 2017 for this employee includes base salary, the balance of accrued vacation as of December 31, 2017, one plan-based award grant during the year and premiums paid by Globalstar for life insurance. This employee did not receive a bonus and did not contribute to the Company's 401(k) plan during 2017 and as such, Globalstar did not contribute to this employee's 401(k) plan during the year.
As a global telecommunications company, our workforce is diverse from full-time engineers and technical experts to part-time hourly customer care personnel. We believe our median employee compensation is reasonable given the highly technical nature of our infrastructure.
OTHER INFORMATION
Independent Registered Public Accounting Firm
The accounting firm of Crowe Horwath LLP has served as our independent registered public accountants beginning with the audit of the year ended December 31, 2005.  We have been informed that neither Crowe Horwath LLP nor any of its partners has any direct financial interest or any material indirect financial interest in Globalstar and during the past five years has had no connection therewith in the capacity of promoter, underwriter, director, officer or employee.
The Audit Committee pre-approves all audit and permissible non-audit services to be provided by the independent registered public accountants.  Non-audit services may include audit-related services, tax services and other services not prohibited by SEC rules on auditor independence.  Pre-approval is detailed as to the particular service or category of services and generally is subject to a specific budget.  The independent auditors report periodically to the Audit Committee regarding the extent of services they provided in accordance with the Committee’s pre-approvals and the fees for services performed to date.  In 2017, the Audit Committee’s pre-approval requirement was not waived for any fees or services.
Audit Fees
The aggregate fees billed by Crowe Horwath LLP for professional services rendered for the audits of our annual financial statements were $633,681 in 2017 and $524,218 in 2016.  These fees also covered other filings under the Securities Act of 1933 and the Securities Exchange Act of 1934 and services that are normally provided by the independent registered public accountants in connection with statutory and regulatory filings or engagements. In connection with our public offering of common stock in 2017, additional procedures were required for comfort letters, consents and other related services; fees for these procedures are included in the 2017 billed amount.

Audit-Related Fees
The aggregate fees billed by Crowe Horwath LLP for services that were reasonably related to the performance of the audit or review of our consolidated financial statements not reported under “Audit Fees” above were $12,525 in 2017 and $14,645 in 2016. These charges include primarily agreed-upon procedures required to comply with the terms of our Facility Agreement and an audit required to comply with the terms of our Cooperative Endeavor Agreement with the State of Louisiana.
Tax Fees
In 2017 and 2016, we did not pay Crowe Horwath LLP any fees for professional services rendered for tax compliance, tax advice and tax planning.
All Other Fees
Crowe Horwath LLP did not provide any products or services other than those reported in the preceding paragraphs.
Related Person Transactions, Compensation Committee Interlocks and Insider Participation
Review of Transactions
The Board has adopted a Related Person Transactions Policy with respect to transactions in which we participate and related persons have a material interest.  Related persons include our executive officers, directors, director nominees, beneficial owners of 5% or more of our common stock and immediate family members of these persons. Under the policy, the Audit Committee is responsible for reviewing and approving or ratifying related person transactions that exceed $120,000 per year.  Certain related person transactions have been deemed pre-approved by the Audit Committee and do not require any other approval under the policy.  If an Audit Committee member or his or her family member is involved in a related person transaction, the member will not participate in the approval or ratification of the transaction. In instances where it is not practicable or desirable to wait until the next meeting of the Audit Committee for review of a related person transaction, the policy grants to the Chair of the Audit Committee (or, if the Chair or his or her family member is involved in the related person transaction, any other member of the Audit Committee) delegated authority to act between Audit Committee meetings for these purposes. A report of any action taken pursuant to delegated authority must be made at the next Audit Committee meeting.
For the Audit Committee to approve a related person transaction, it must be satisfied that it has been fully informed of the interests, relationships and actual or potential conflicts present in the transaction and must believe that the transaction is fair to us.  The Audit Committee also must believe, if necessary, that we have developed a plan to manage any actual or potential conflicts of interest.  The Audit Committee may ratify a related person transaction that did not receive pre-approval if it determines that there is a compelling business or legal reason for the Company to continue with the transaction, the transaction is fair to the Company and the failure to comply with the policy's pre-approval requirements was not due to fraud or deceit.
In the case of transactions involving Mr. Monroe or entities controlled by him, a special committee of independent directors has reviewed and approved all transactions.
Reportable Related Party Transactions and Compensation Committee Interlocks and Insider Participation
Services Provided by Thermo.  We have an understanding with Thermo that we will reimburse Thermo for expenses incurred by Messrs. Monroe, Lynch and Roberts and any other Thermo employee in connection with their services to us, including third-party out-of-pocket temporary living expenses while at our offices or traveling on our business (with no mark-up).  For the year ended December 31, 2017, we recorded approximately $49,000 for general and administrative expenses incurred by Thermo on our behalf.  In addition, we recorded approximately $548,000 for services provided to us by officers of Thermo that were accounted for as a non-cash contribution to capital and approximately $323,000 for services provided by other consultants and Thermo employees, as utilized.  Neither Thermo nor Messrs. Monroe, Lynch or Roberts receive any fees or reimbursements other than as described above or under “Director Compensation.”
Thermo Agreements.  In June 2017, we entered into a Common Stock Purchase Agreement with Thermo in connection with the amendment and restatement of our Facility Agreement. Thermo purchased 17.8 million shares of common stock for $33.0 million at a purchase price of $1.85, which represented a 10% discount to the closing price of Globalstar's common stock on June 29, 2017. Further discussion on other agreements we have with Thermo are disclosed in our Form 10-K for the fiscal year ended December 31, 2017.
Other Thermo Transactions.  In October 2017, we entered into an underwriting agreement relating to the sale of our common stock at a public offering. Thermo participated in the stock offering and purchased a total of 27.6 million shares of common stock at a purchase price of $43.3 million.
Other Relationships.  Messrs. Hasler and McIntyre are directors of ET Water, a privately held company of which Mr. McIntyre is the current Chairman and Chief Executive Officer.
Stockholder Proposals at the 2019 Annual Meeting
In order for any stockholder proposal to be eligible for inclusion in our proxy statement and on our proxy card for the 2019 Annual Meeting of Stockholders, it must be received by our Director of Investor Relations at the address in the paragraph immediately following this one not later than December 6, 2018.  The proxy card we distribute for the 2019 Annual Meeting of Stockholders may include discretionary authority to vote on any matter that is presented to stockholders at that meeting (other than by the Board) if we do not receive notice of the matter at this address by February 19, 2018.
Householding
Under SEC rules, only one annual report, proxy statement or Notice of Internet Availability of Proxy Materials, as applicable, need be sent to any household at which two or more of our stockholders reside if they appear to be members of the same family and contrary instructions have not been received from an affected stockholder.  This procedure, referred to as householding, reduces the volume of duplicate information stockholders receive and reduces mailing and printing expenses for us.  Brokers with account holders who are our stockholders may be householding these materials.  Once you have received notice from your broker that it will be householding communications to your address, householding will continue until you are notified otherwise or until you revoke your consent.  If, now or at any time in the future, you no longer wish to participate in householding and would like to receive a separate annual report, proxy statement or Notice of Internet Availability of Proxy Materials, or if you currently receive multiple copies of these documents at your address and would prefer that the communications be householded, you should contact us at investorrelations@globalstar.com or Globalstar, Inc., Attention: Investor Relations, 300 Holiday Square Blvd., Covington, Louisiana 70433.
Requests for Certain Documents
We file annual, quarterly and current reports, proxy statements and other information with the SEC.  You may read and copy any document we file with the SEC at the SEC’s public reference room at 100 F Street, NE, Washington, DC 20549.  Please call the SEC at 1-800-SEC-0330 for information on the public reference room.  The SEC maintains an internet site that contains annual, quarterly and current reports, proxy and information statements and other information that issuers (including Globalstar) file electronically with the SEC.  Our electronic SEC filings are available to the public at the SEC’s internet site, www.sec.gov.
We make available free of charge financial information, news releases, SEC filings, including our annual report on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and amendments to these reports as soon as reasonably practical after we electronically file such material with, or furnish it to, the SEC, on our website at www.globalstar.com.  The documents available on, and the contents of, our website are not incorporated by reference into this proxy statement. You may request a copy of these documents by contacting us at Globalstar, Inc., Attention: Investor Relations, 300 Holiday Square Blvd., Covington, Louisiana 70433.

By order of the Board of Directors,

Richard S. Roberts, Corporate Secretary
Covington, Louisiana
April 5, 2018

*** Exercise Your *Right* to Vote ***

GLOBALSTAR, INC.

GLOBALSTAR, INC.
300 HOLIDAY SQUARE BLVD.
COVINGTON, LA 70433

Meeting Information

Meeting Type: Annual Meeting
For holders as of: March 26, 2018
Date: May 22, 2018 **Time:** 10:00 AM, CDT
Location: GLOBALSTAR, INC.
300 Holiday Square Blvd.
Covington, LA 70433

You are receiving this communication because you hold shares in the company named above.

This is not a ballot. You cannot use this notice to vote these shares. This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. You may view the proxy materials online at *www.proxyvote.com* or easily request a paper copy (see reverse side).

We encourage you to access and review all of the important information contained in the proxy materials before voting.

See the reverse side of this notice to obtain proxy materials and voting instructions.

E42479-P06688

Before You Vote

How to Access the Proxy Materials

Proxy Materials Available to VIEW or RECEIVE:

NOTICE AND PROXY STATEMENT   ANNUAL REPORT

How to View Online:
Have the information that is printed in the box marked by the arrow → XXXX XXXX XXXX XXXX (located on the following page) and visit: *www.proxyvote.com*.

How to Request and Receive a PAPER or E-MAIL Copy:
If you want to receive a paper or e-mail copy of these documents, you must request one. There is NO charge for requesting a copy. Please choose one of the following methods to make your request:

1) *BY INTERNET*: www.proxyvote.com
2) *BY TELEPHONE*: 1-800-579-1639
3) *BY E-MAIL**: sendmaterial@proxyvote.com

* If requesting materials by e-mail, please send a blank e-mail with the information that is printed in the box marked by the arrow → XXXX XXXX XXXX XXXX (located on the following page) in the subject line.

Requests, instructions and other inquiries sent to this e-mail address will NOT be forwarded to your investment advisor. Please make the request as instructed above on or before May 8, 2018 to facilitate timely delivery.

How To Vote

Please Choose One of the Following Voting Methods

Vote In Person: Many stockholder meetings have attendance requirements including, but not limited to, the possession of an attendance ticket issued by the entity holding the meeting. Please check the meeting materials for any special requirements for meeting attendance. At the meeting, you will need to request a ballot to vote these shares.

Vote By Internet: To vote now by Internet, go to *www.proxyvote.com*. Have the information that is printed in the box marked by the arrow → XXXX XXXX XXXX XXXX (located on the following page) available and follow the instructions.

Vote By Mail: You can vote by mail by requesting a paper copy of the materials, which will include a proxy card.

E42480-P06688

Voting Items

The Board of Directors recommends you vote FOR the following:

1. Election of Class C Directors

   Nominees:

   1a. William A. Hasler

   1b. James Monroe III

   1c. Kenneth M. Young

The Board of Directors recommends you vote FOR proposal 2.

The Board of Directors recommends you vote FOR proposal 3.

E42481-P06688

GLOBALSTAR, INC.
300 HOLIDAY SQUARE BLVD.
COVINGTON, LA 70433

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

E42477-P06688

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

GLOBALSTAR, INC.

The Board of Directors recommends you vote FOR the following:

1. Election of Class C Directors

Nominees:	**For**	**Against**	**Abstain**
1a. William A. Hasler	☐	☐	☐
1b. James Monroe III	☐	☐	☐
1c. Kenneth M. Young	☐	☐	☐

The Board of Directors recommends you vote FOR proposal 2.

The Board of Directors recommends you vote FOR proposal 3.

	For	**Against**	**Abstain**
3. Consider any other matters that may properly be brought before the meeting.	☐	☐	☐

For address changes and/or comments, please check this box and write them on the back where indicated. ☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

E42478-P06688

GLOBALSTAR, INC.
Annual Meeting of Stockholders
May 22, 2018 10:00 AM
This proxy is solicited by the Board of Directors

The stockholder(s) hereby appoint(s) David Kagan and Kyle Pickens, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of GLOBALSTAR, INC. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 10:00 AM, CDT on May 22, 2018 at GLOBALSTAR, INC., 300 Holiday Square Blvd., Covington, LA 70433, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

Address Changes/Comments: ______________________________

____

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)

Continued and to be signed on reverse side